EXHIBIT NO. 10. 8

                           LEASE AND LICENSE AGREEMENT

                                      WITH

                             COMPANION TECHNOLOGIES

                             COMPANION TECHNOLOGIES

              Division of Blue Cross Blue Shield of South Carolina

                           LEASE AND LICENSE AGREEMENT

Customer Name:             Doctor's Care - Central          Acct #:
                                                            Term #:
Address:                   6168 St. Andrews Road            Business:
                           Columbia, SC  29212              Rep.:
                           Attn:  Mr. Mehta

                           (803) 772-8840

This Agreement between the Customer named hereinbelow and Companion Technologies Division of Blue Cross Blue Shield of South Carolina (the Corporation) shall commence on October 1, 1994.

The Corporation agrees to provide and the Customer agrees to lease and license the following for business use in South Carolina:

1.       LEASE OF HARDWARE AND PERIPHERALS

                  Quantity                  Type/Model               Serial #

                             Refer to Attachment A.

II.      LICENSE OF STANDARD SYSTEM SOFTWARE PROGRAMS

                             Refer to Attachment A.

III.     PASS THROUGH LICENSE OF OPTIONAL SOFTWARE PROGRAMS

                             Refer to Attachment A.

IV.      TERM

         The term of this Agreement shall be from the date of installation, unless it is terminated by either party in accordance with the Termination section set forth below.

V.       PAYMENTS

         Payment of $ ( Refer to Attachment B ) is due from the Customer on the date this Agreement is signed. Then $ (See Selected Payment Option Below), for as long as this contract remains in force.

       Payment Option    Payment Term                 Payment Amount

         (  )      A     Month-to-Month Lease           $
         (  )      B     Annual Lease (Paid Annually)   $
         (  )      C     Annual Lease (Paid Monthly)    $
         (  )      D     Term of 60 Months              $14,924.85*


                  *Ownership of equipment will transfer to Doctor's Care at the end of 60 months' payments for an additional payment of $1.00.

     Charges for  Month-to-Month  Leases (Option A) can be increased upon thirty
(30) days prior written notice by the Corporation to the Customer.

         Charges for Term Leases (Options B, C and D) cannot be increased during the initial contract period. Term Leases will revert to Month-to-Month Leases after the initial contract period.

         The above charges do not include the fee for access to the PAID TM Network for transmission and receipt of data between the provider and the Corporation's Data Center.

VI.      PARTIES' RESPONSIBILITIES

         The Customer agrees it will:

     (bullet) Pay the Corporation the full rent and service fee in advance by the first of each month if a Monthly Payment Option is selected at V. above.

     (bullet) Pay the full rent and service fee on or before the termination of this lease and agreement.

     (bullet) Not hold the Corporation liable for injuries caused by the misuse of, or malfunction in, their service, software, hardware or equipment.

     (bullet) ONLY use the PAID TM system software as designated and instructed by the Corporation's user manuals and personnel. Other uses of such material must be approved, in writing, by the Corporation. The provider may use the equipment to run other software.

     (bullet) Make no alterations in or additions to the equipment.

     (bullet) Obtain the written authorization of the Corporation prior to any movement of the equipment.

     (bullet) Pay for repairs or replacements not covered by the maintenance agreement.

     (bullet) Pay interest on any delinquent payments at the rate of 18% per annum.

     (bullet) Maintain insurance to indemnify the Corporation in the event the system is lost, damaged, stolen or destroyed.

     (bullet) Keep the system free and clear of all liens and encumbrances.

     (bullet) Return the system (hardware and software) to the Corporation under termination of this Agreement in good repair, ordinary wear and tear from proper use alone excepted, and return all manuals and other materials related to the system.

     (bullet) Hold the information contained in the software program material, changes, additions, and enhancements in confidence and not disclose, or permit its employees to disclose, such information to any other party.

     (bullet) Use the system solely at its own location in South Carolina and that it will not copy, reproduce, assign, or otherwise transfer the system or any part thereof.

     (bullet) Allow the Corporation to inspect and observe the system during normal business hours.

     (bullet) Sign a statement attesting that the system belongs to the Corporation for filing with the Secretary of State.

     The Corporation and the Customer understand and agree as follows:

     (bullet) Charges and fees are exclusive of all federal, state, municipal, or other government, excise, sales, use, occupational, or like taxes now in force or enacted in the future and, therefore, charges are subject to an increase equal in amount to any tax the Corporation may be required to collect or pay upon the delivery of items leased or licensed.

     (bullet) The system is personal property of the Corporation and shall not be affixed or attached to any building or other real property.

     (bullet) The equipment is and remains the sole and exclusive property of the Corporation and the Corporation's identification must remain affixed to the equipment.

     (bullet) In the event of default by the provider, the Corporation can take possession of the system (hardware and software), declare the entire amount of the rent due and payable without notice or demand, terminate the lease, sue to recover all rents and other payments and pursue any other remedy. These remedies are cumulative and may be exercised concurrently or separately.

         THE CORPORATION MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT OR SOFTWARE, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. THE CORPORATION SHALL HAVE NO LIABILITY TO CUSTOMER FOR ANY CLAIM, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY THE EQUIPMENT OR SOFTWARE, BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THIS AGREEMENT, OR USE PERFORMANCE OF THE SYSTEM.

VII.     PAID TM SERVICES

         The Corporation agrees to deliver the following to the Customer:

                  (1) PAID TM Manual; (2) Access to the help desk for questions and problems connected with software, hardware, and maintenance; and, (3) Initial training of the Customer's personnel in the use of the equipment by representatives of the Corporation. (Continued requests by the Customer for retraining will be subject to a fee by the Corporation.)

                  Charges for these items can be assessed or increased upon thirty (30) days prior written notice by the Corporation to the Customer.

         This software enables you to utilize the Corporation's PAID System for patient injury, electronic mail with the Corporation, and filing of claims electronically.

VIII.    SOFTWARE AND HARDWARE MAINTENANCE

     Improvements: During the term of this Agreement, the Corporation will supply the Customer with any improvements or modifications to the software which are not charged for as options.

         Coverage: Except as stated otherwise herein, during the term of this Agreement, the Corporation will correct or replace software and hardware and/or provide services necessary to remedy any programming error or problem which is attributed to the Corporation and which significantly affects use of the software. The Corporation may provide preventative and remedial maintenance to the hardware, including labor and parts required for good operating condition when such labor and parts are required because of normal wear and tear. Exchanged parts removed from the system become the property of the Corporation. Such correction, replacement or services will be promptly accomplished after the Customer has identified and notified the Corporation of any such error in accordance with the Corporation's reporting procedures. The maintenance services shall be performed during normal working hours which are defined as 8:00 am to 5:00 pm Monday through Friday, exclusive of the Corporation's observed holidays.

         The Corporation shall not be responsible for maintaining Customer modified portions of the software or hardware or for maintaining portions of the software or hardware affected by Customer modified portions of the software or hardware.

         Corrections for difficulties or defect traceable to Customer errors or system changes will be billed at the Corporation's standard time and material rates.

         EXCLUSIONS AND CONDITIONS OF SERVICE: The Corporation shall be under no obligation to furnish maintenance service should repair be required because of (1) improper use or misuse; (2) natural disasters such as flood or earthquake; (3) strikes, riots or acts of war or nuclear disaster; (4) repairs, maintenance, modifications or relocation and reinstallation made by other than the Corporation's personnel or without the Corporation's supervision and approval; (5) unusual shock or electrical damage, accident, fire or water damage, neglect, air conditioning failure, damage during transportation by Customer or other causes other than ordinary use; or (6) overhaul or refurbishment of the equipment due to age or prolong use. If maintenance service is required as a result of the causes stated above, such service shall be offered at the Corporation's published rates for labor, travel and material in effect at the time of service.

         The Corporation's maintenance service does not include operating supplies and consumables; refinishing the products or furnishing materials for that purpose; electrical work external to the products; maintenance of accessories, attachments or products not specified in this Agreement; and equipment calibrations.

         RESPONSIBILITIES OF THE CUSTOMER: The Customer agrees (1) to provide the Corporation access to the software and hardware to perform maintenance; (2) to provide adequate working space and facilities close to the software and hardware for use by the Corporation; (3) to provide access to and use of all information and facilities determined necessary by the Corporation to maintain the software and hardware; (Insofar as these items may contain propriety or classified information, the Customer shall assume full responsibility for safeguards and protection for wrongful use): (4) to provide routine operator maintenance as specified in the Corporation's Operating Instructions for the software and hardware; and, (5) to provide operating supplies and consumables.

         LIMITATIONS OF REMEDIES: THE CORPORATION'S LIABILITY TO THE CUSTOMER, WHETHER IN CONTRACT, TORT, NEGLIGENCE, OR STRICT LIABILITY OR OTHERWISE SHALL NOT EXCEED THE TOTAL CHARGES PAID OR PAYABLE DURING ONE YEAR UNDER THIS AGREEMENT. IN NO EVENT SHALL THE CORPORATION BE LIABLE FOR LOST PROFITS, DATA OR ANY INDIRECT OR CONSEQUENTIAL DAMAGES.

     DISCLAIMER: THE CORPORATION DISCLAIMS ALL WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         TERMINATION: Either party may terminate a month-to-month agreement at any time by giving 30 days prior written notice to the other party. Either party may terminate a yearly agreement at any time after the term of the Agreement by giving 30 days prior written notice to the other party.

         The Corporation may terminate this Agreement in the event of default by the Customer, which includes, but is not limited to, Customer's failure to make timely payments under this Agreement. If termination occurs for any reason, the Corporation has the right to take possession of all hardware indicated in Section I and Software indicated in Section II and retain all payments previously made by the Customer under this Agreement. Upon termination of this Agreement, the Customer shall return the hardware and software to the Corporation in good repair, ordinary wear and tear from proper use alone excepted.

IX.      GENERAL PROVISIONS

         The Provider agrees it will not hold the Corporation liable for any damages caused by the misuse of, or malfunction of, any software, hardware or services.

         This Agreement shall constitute the entire agreement between the Provider and the Corporation for the leased equipment, software and services described in the Agreement and may only be amended by a separate writing signed by both parties.

         This Agreement is not assignable without the prior written consent of the Corporation. Any attempt by the Customer to assign any of the rights, duties or obligations of the Agreement without such consent is void.

         No action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has arisen, or, in the case of non-payment, more than two years from the date of the last payment. In any action for enforcement of any provision of this Agreement, the Corporation shall be entitled to reasonable attorney fees, the cost of the action, and prejudgement interest.

         Doctor's Care - Central
            (Customer Name)

/s/  M.F. McFarland            President                        03/30/94
By:                            Title                          Date Signed

This Agreement is not enforceable until accepted by an officer of the Corporation in Columbia, South Carolina and will be governed by the laws of the State of South Carolina.

Accepted By:

/s/ Curtis Oliver                           Senior Director            03/30/94
Companion Technologies                      Title                   Date Signed

Division of Blue Cross Blue Shield of SC in Columbia, South Carolina

                                  ATTACHMENT A
                              BUSINESS PROPOSAL TO

                      CONSOLIDATE DOCTOR'S CARE FACILITIES

                           Submitted By: Curtis Oliver
                                 March 28, 1994

            Hardware

 1     RISC/6000 990, 4 Gigabyte Hard Disk, 5.0 Gigabyte Tape
       Backup Unit, 1.44 Megabyte Diskette Drive, 10 Backup
       Tapes ................................................ $   124,500.00
 1     3270 Connection Adapter ..............................         618.00
 1     256 Megabyte Memory Select ...........................      26,200.00
 1     256 Port Async Controller ............................       2,590.00
 1     256 Port Async 4.5M Controller Cabling ...............         120.00
14     256 Port Async 23CM Controller Cabling ...............         560.00
16     16 Port Concentrators ................................      23,920.00
64     RJ-45 to DB-25 Converters ............................       7,680.00
 1     Power GT31 ...........................................       1,855.00
 1     Power Display, Keyboard, Mouse (3 button) ............       2,760.00
 2     Data Products LM815 Line Printer (600 LPM) ...........      19,700.00
 1     Clary Online UPS 800 Watt w/Oneac Line Conditioner ...       1,710.00
38     Wyse 60 Terminals ....................................      22,762.00
34     Eight port multiplexer with CSU/DSU ..................      67,660.00
       Hardware Total ....................................... $   302,635.00

     NOTE: Current desktop or TI880 printers will be supplied by the site for remote locations.

Software

     -        AIX      -        64 User License                                     $ 14,610.00
                       -        AIX Windows
                       -        AIX 3270 Host Connect
                       -        AIX Load

     -        PAID IV Plus (a private label of the Medical Manager TM)
              accounts receivable and billing system                                  55,900.00

              -        Standard Management Reports
              -        Data Merge Language
              -        77 Terminal Serialization
              -        Refund Check Writer
              -        Lab Interface (one company)
              -        Prescription Writer
              -        Facet Term (8 users)
              -        Contract Module
              -        Electronic Data Interface (one company)
              -        Chart Tracking
              -        Delinquent Report Module
              -        Company Insurance Reporting
              -        Location Reporting
              -        Electronic Claim Module, Blue Cross, Medicaid,
                         Medicare, CHAMPUS, Commercial

         -    Collections Module                                                       2,500.00
         -    Report Writer - Allows center the capability to produce
                custom reports                                                         2,495.00
         -    Automated conversion ($2,000.00 each)                                   20,400.00
                                                 Software Total                     $ 95,905.00



Installation                                                                        $ 22,000.00
         -        Complete installation and wiring to connect equipment
                    to RISC/6000
         -        Bring all sites to production

                  -        Testing all remote locations

                  -        Testing Communications

Training                                                                           $ 16,100.00
         -        (2) 40 hour group sessions (regional)
         -        (1) 40 hour group session (central)
         -        6 hours at each location follow-up

Custom Programming/Consulting (200 Hours)                                          $ 24,000.00
         -        Used to identify and code corporate financial reports
         -        Time will be reported to Doctor's Care on all activity
                    related to the corporate reports

NOTE!!!  If 200 hours of programming/consulting time is
                  attained prior to the completion of all corporate reports, additional hours will be billed at $80.00 per hour.

                                            TOTAL SYSTEM PRICE                     $460,640.00



Monthly Maintenance Fees

         Hardware (above only)                       $3,531.00
         Telephone and Software Support               1,170.00
         Electronic Claims                               65.00


Accepted By:   /s/ M.F. McFarland     Accepted By:      /s/ Curtis Oliver
               Doctor's Care                            Companion Technologies

Date:                   03/30/94      Date:                     03/30/94

                  * * *Proposal Valid Until April 25, 1994* * *

                             C O N F I D E N T I A L

                                  ATTACHMENT B
                                  DOCTOR'S CARE

                                FINANCIAL SUMMARY

                                 MARCH 14, 1994

Downpayment       =        PPI, Inc. Software Cost - Plus          $   2,225.00
                                                                      12,600.00
                                                                         480.00
                                                                         700.00
                                                                         950.00

                  =        Automated Conversions                      10,200.00
                  =        Installation                               11,000.00
                  =        Training                                    8,050.00
                                                                   ------------
                                                                   $  46,205.00

                           Total Trade-In                            (17,723.00)
                                                                   ------------
                           Total Downpayment Due                   $  28,482.00


May Be Paid as Follows:

         Pay $9,461.00 upon time of initial installment

         Pay $9,461.00 August
         Pay $9,461.00 October

System Price                       $460,640.00
Plus Payoff                          89,700.00
Less Downpayment                    (46,205.00)
                                   -----------
Balance to be Financed             $504,135.00  @ 8% for 60 months = $10,223.85
                                               per month installment beginning
                                                October 1, 1994

NOTE!!! Doctor's Care will continue payment current fees until system is completely installed and will begin above payment schedule on October 1, 1994.

                                  DOCTOR'S CARE

                              ITEMS TO BE TRADED-IN

 8   APC 450 Watt ............ @ $125 ea.     $    1,000.00
 1   TSI UPS ................. @ $100 ea.            100.00
 6   Clary UPS ............... @ $350 ea.          2,100.00


15   ALTOS 1000 CPU's ........ @ $800 ea.         12,000.00
     Tape backup, 440 hard disk


33   Terminals - ALTOS ....... @ $ 50 ea.          1,650.00

15   2400 Baud Modem ......... @ $ 75 ea.          1,125.00
                                              -------------
             Subtotal                             17,975.00

             Less: Shipping                         (252.00)
                                              -------------
             Total                            $   17,723.00